SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1935



Date of report (Date of earliest event reported) October 18, 2002 (October 18,
2002)



                               RUBY TUESDAY, INC.
             (Exact name of registrant as specified in its charter)


       GEORGIA                       1-12454                     63-0475239
(State or other jurisdiction      (Commission                  (IRS Employer
of incorporation)                 File Number)               Identification No.)




150 West Church Avenue, Maryville, Tennessee                            37801
(Address of principal executive offices)                             (Zip Code)


                                 (865) 379-5700
              (Registrant's telephone number, including area code)



         (Former name or former address, if changed since last report)

Item 5.         Other Events.

        On October 8, 2002, Ruby Tuesday, Inc. (the "Registrant") convened its Annual Meeting of Shareholders (the "Annual Meeting") for the purpose of considering and voting upon four proposals described in the Registrant's Proxy Statement dated August 30, 2002. All matters submitted to the shareholders, other than proposal 2, were decided by the requisite votes and the polls were closed with respect to the decided proposals. With the approval of the shareholders present or represented by proxy at the Annual Meeting, the Registrant determined to keep the polls open with respect to proposal 2 in order to fully tabulate proxies with respect to such proposal that were mailed or otherwise transmitted on or prior to October 8, 2002, and adjourned the Annual Meeting until October 18, 2002. The following reflects the outcome of the voting with respect to all proposals submitted for consideration at the Annual Meeting and the adjournment thereof:

Proposal 1      To elect the following nominees as Class I directors for a term of three years:

                                           For          Authority Withheld
                                        ----------     --------------------

        Bernard Lanigan, Jr.            49,982,164           2,988,793
        James A. Haslam, III            49,847,915           3,123,042
        Stephen I. Sadove               51,646,357           1,324,600

Proposal 2      To approve amendments to the Stock Incentive and Deferred
Compensation Plan for Directors to permit annual formula grants of options and to increase the number of shares reserved for issuance thereunder.

        For 30,432,552          Against 22,267,319             Abstain 271,086

Proposal 3      To approve an amendment to the Company's Incentive Bonus Plan for the Chief Executive Officer to increase the maximum annual bonus limit to $2,000,000.

        For 49,471,716          Against 3,214,532              Abstain 284,709

Proposal 4 To approve a shareholder proposal to label genetically engineered food.

        For 2,836,699           Against 40,545,186             Abstain 1,861,698

                                   SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 18, 2002


               RUBY TUESDAY, INC.


        By:  /s/Daniel T. Cronk
               Daniel T. Cronk,
               Senior Vice President,
               General Counsel and Secretary